Exhibit 10.1 February 14, 2015 James L. Bierman [Address] Re: Transition Services Dear Jim: This letter confirms our understanding with respect to certain details relating to your anticipated retirement. Owens & Minor agrees to continue to employ you at least through December 31, 2015, even if your successor comes on board sooner. In the event a new Chief Executive Officer is appointed before December 31, 2015, you agree to work with your successor to define your role and responsibilities, if any, until you leave the Company’s employ. You will be eligible for any payout under our 2015 cash incentive program and you will receive any shares that may be issued under the terms of your February 2014 performance share award. You will also be eligible to receive a pro rata portion of any shares that may be issued under the terms of your February 2015 performance share award with respect to your service during 2015. You will receive all of the shares that may be issued under the terms of your September 2014 performance share award in common shares not subject to vesting. In addition, all of your restricted shares will continue to vest until they are fully vested and any shares you receive pursuant to your February 2014 and February 2015 performance share awards will not be restricted, unless your retirement date occurs after the earned shares are issued as restricted stock, in which case, such shares would continue to vest until they are fully vested. You will be subject to the provisions of the attached Post-Retirement Service Agreement being executed with this letter. This letter also confirms that you have achieved the minimum early retirement age for purposes of the SERP, your restricted share awards and your performance share awards. Accordingly, you have vested in the SERP and will receive payments upon your departure in accordance with its terms.

February 14, 2015 Page -2- This letter is intended to be binding and enforceable. Please sign and return one copy of this letter to me and retain a copy for your files. We sincerely appreciate your service to Owens & Minor and are pleased to confirm these arrangements. Sincerely, /s/: Grace R. den Hartog Grace R. den Hartog SVP, General Counsel & Corporate Secretary Enclosure cc: Craig R. Smith Anne Marie Whittemore Agreed and accepted: /s/:James L. Bierman Date: 2/14/15

Page 1 of 4 Post-Retirement Service Agreement – Confidential POST-RETIREMENT SERVICE AGREEMENT This POST-RETIREMENT SERVICE AGREEMENT (sometimes also called “Agreement” herein) is entered into by and between Owens & Minor, Inc. (which together with its parent and affiliates is referred to as “Company”) and James L. Bierman (“Bierman”), or collectively, “the Parties” to take effect as of the date Bierman retires from the Company (the “Effective Date”). WHEREAS, Bierman is expected to retire from the Company effective December 31, 2015 (“Retirement Date”); and, WHEREAS, the Company issued equity awards to Bierman during his employment that will not have vested as of his Retirement Date, and such equity awards would therefore be subject to forfeiture under the terms of the applicable award agreements. In consideration of Bierman’s agreement to the confidentiality and non-solicitation terms below, and in recognition of his years of service and his contribution to the Company, the Company desires that Bierman’s unvested equity awards would not be forfeited but rather that such awards would continue to vest during the period of this Post-Retirement Service Agreement as provided by the applicable equity award agreements; and, WHEREAS, the Parties desire to enter into this Post-Retirement Service Agreement; NOW, THEREFORE, the Parties agree to this Post-Retirement Service Agreement under the following terms and conditions: 1. Covenant to Maintain Confidentiality. a. Bierman acknowledges that, during his employment with the Company and during the term of this Post-Retirement Service Agreement, he was and may be exposed to information that is confidential to Company (“Confidential Information”). Such Confidential Information includes but is not limited to: trade secrets; financial or investor relations information; sales activity information; accounting information; revenue recognition information; cash-flow information; lists of and other information about current and prospective customers, vendors or suppliers; prices or pricing strategy or information; sales and account records; reports, pricing, sales manuals and training manuals regarding selling, purchasing, and pricing procedures and financing methods of Company, together with any specific and proprietary techniques utilized by Company in designing, developing, testing or marketing its products, product mix and supplier information or in performing services for clients, customers and accounts of Company; information concerning existing or contemplated software, products, services, technology, designs, processes and research or product developments of the Company; and, any other information of a similar nature made available to Bierman and not known to the public, which, if misused or disclosed, could adversely affect the business of Company. Confidential information includes any such information that Bierman may have prepared or created during his employment with the Company, as well as such information that has been or may be created or prepared by others.

Page 2 of 4 Post-Retirement Service Agreement – Confidential b. Bierman agrees that for as long as such information remains confidential to Company, including after the term of this Post-Retirement Service Agreement, Bierman will not disclose any Confidential Information to any person, agency, institution, company, or other entity, and he will not use any Confidential Information in any way, except as required by his duties to Company or by law, unless Bierman first obtains written consent of Company’s President or the President’s designee. c. Bierman agrees that his duties and obligations under this Paragraph 2 will continue for as long as such information remains confidential to Company, including after the termination of this Post-Retirement Service Agreement, regardless of the time, manner, or reason that this Post- Retirement Service Agreement is terminated. In the event that Bierman is unsure whether certain information remains confidential, Bierman will send Company a written inquiry about its confidentiality. 2. Covenant Not to Solicit. In this Paragraph 3, Bierman agrees not to take certain actions that would be damaging to Company’s competitive position. By making this commitment, Bierman agrees not to take any such actions either directly or indirectly, either as principal, agent, employee, employer, owner, stockholder (owning more than 10% of a corporation’s shares), partner, or in any other individual or representative capacity whatsoever. a. Covenant Not to Solicit Company Teammates. Bierman agrees that, during the Term of this Post-Retirement Service Agreement, he will not: i. solicit or induce any officer or other teammate of Company to leave his or her employment in order to become an employee, executive or independent contractor for any other person or entity; or, ii. aid or assist any other person, firm, or corporation to do any of the acts described in the previous subsection (i) of this Paragraph 3(a). b. Covenant Not To Solicit. Independent of the foregoing provisions, Bierman agrees that, during the Term of this Post-Retirement Service Agreement, he will not, directly or indirectly, solicit, interfere with, or endeavor to entice away from the Company, any of Company’s customers, supplier partners, or manufacturing partners. 3. Term. This Post-Retirement Service Agreement shall commence on December 31, 2015, or such earlier date as Bierman may leave the Company’s employment, and continue until such time as all of his unvested and outstanding equity awards have vested, if not sooner extended by mutual agreement or terminated as provided in this paragraph (“Term”). a. Upon Bierman’s death, i. any unvested and outstanding equity awards shall immediately and fully vest; and, ii. this Post-Retirement Service Agreement shall terminate.

Page 3 of 4 Post-Retirement Service Agreement – Confidential b. Company shall have the right to terminate this Post-Retirement Service Agreement, at any time and immediately upon delivery of written notice, if Bierman materially violates or breaches any provision of this Post-Retirement Service Agreement, including but not limited to the obligations and covenants set forth in Paragraphs 3 and 4 of this Post-Retirement Service Agreement. 4. Waiver. The failure or delay of any party at any time to demand performance by another party of any provision of this Post-Retirement Service Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Post-Retirement Service should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Post-Retirement Service Agreement. 5. Assignment; Amendment. This Post-Retirement Service Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor or other assign of the Company. Bierman acknowledges and agrees that he may not assign this Post-Retirement Service Agreement. No amendment or modification of any term of this Post-Retirement Service Agreement shall be effective unless set forth in a writing signed by the parties hereto. 6. Entire Agreement; Acknowledgment of Continuing Applicability of Other Obligations. The promises set forth in this Post-Retirement Service Agreement supersede any prior understanding, agreement, practice or contract, oral or written, between Bierman and Company relating to Bierman’s post-retirement service other than the transition services letter dated February 14, 2015 between Mr. Bierman and the Company. 7. Controlling Law. This Post-Retirement Service Agreement shall be construed and enforced under the laws of the Commonwealth of Virginia, without regard to its conflicts of law principles, and shall be binding upon Bierman.

Page 4 of 4 Post-Retirement Service Agreement – Confidential IN WITNESS WHEREAS, the parties have executed this Post-Retirement Service Agreement as of the Effective Date. Accepted By: JAMES L. BIERMAN OWENS & MINOR, INC. Name: James L. Bierman Name: Grace R. den Hartog Date: 2/14/15 Title: SVP & General Counsel Signature: /s/: James L. Bierman Date: 2/14/15 Signature: /s/: Grace R. den Hartog